UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒                             Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-2

IRHYTHM TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

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IRHYTHM TECHNOLOGIES, INC.

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 22, 2019

This proxy statement supplement, dated May 15, 2019, supplements the definitive proxy statement (“Proxy Statement”) of iRhythm Technologies, Inc. (the “Company”) relating to the Company’s Annual Meeting of Stockholders to be held on Wednesday, May 22, 2019 at 2:00 p.m. Pacific time, at the Company’s offices located at 650 Townsend Street, Suite 500, San Francisco, California, 94103. This supplement should be read in conjunction with the Proxy Statement.

Section 16(a) Beneficial Ownership Reporting Compliance

The following supplemental information should be read in conjunction with the information contained in the Proxy Statement under this caption:

•

One Form 4 report for each of Mark J. Rubash, Raymond W. Scott, Bruce G. Bodaken, Abhijit Y. Talwalkar, Ralph Snyderman and C. Noel Bairey-Merz in connection with a grant of restricted stock units was filed seven business days late on June 6, 2018 (and in the case of Mr. Rubash, eight business days late on June 7, 2018).

•	One Form 4 report for C. Noel Bairey-Merz in connection with a grant of restricted stock units was filed eleven business days late on April 26, 2018.
•	One Form 3 report for C. Noel Bairey-Merz was filed seven calendar days late on April 26, 2018.